UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) consummated (the “Closing”) the transactions contemplated by the Securities Purchase Agreement, dated as of October 18, 2022 (the “Purchase Agreement”), between the Company and two institutional accredited investors (each, a “Purchaser,” and collectively, the “Purchasers”), as described in the Current Report on Form 8-K filed by the Company on October 18, 2022 (the “Prior 8-K”).

At the Closing, the Company issued to the Purchasers, in addition to an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock (the “Warrants”), for an aggregate purchase price of $10,000,000, before deducting placement agent fees and other offering expenses. The Warrants have an exercise price of $1.80 per share, will be exercisable commencing 45 days following the Closing, and will expire two years from the date of issuance.

The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Warrants, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Warrants is incorporated herein by reference. The Warrants and underlying shares of Common Stock (the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Securities Act, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 8.01 Other Events.

On October 18, 2022, the Company received a letter (the “Compliance Letter”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company’s shares had a closing bid price at or above $1.00 per share for a minimum of ten consecutive business days, the Company’s stock had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). As previously reported, on May 25, 2022, the Company reported that it had received a letter from Nasdaq indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company was not then in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The Compliance Letter confirms that such matter is now closed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on October 20, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name:	Kevin Keough
Title:	Chief Executive Officer

Date: October 25, 2022

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